EXECUTION VERSION

















                           QUEST RESOURCE CORPORATION


                        14,650,000 Shares of Common Stock


                          PURCHASE/PLACEMENT AGREEMENT


                                November 7, 2005



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                          PURCHASE/PLACEMENT AGREEMENT

                                                                November 7, 2005

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     QUEST RESOURCE CORPORATION, a Nevada corporation (the "Company"), proposes to issue and sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as initial purchaser, a number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock") equal to 14,650,000 shares less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the "144A/Regulation S Shares").

     FBR will also act as the Company's exclusive placement agent in connection with the Company's offer and sale to certain "Accredited Investors" (as such term is defined in Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act") of (a) that number of shares of Common Stock equal to the difference between 14,650,000 shares and the number of 144A/Regulation S Shares (the "Regulation D Shares" and, together with the 144A/Regulation S Shares, the "Initial Shares"), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings "Plan of Distribution" and "Private Placement". The offer and sale of the shares described in the first sentence of this paragraph (the "Private Placement Shares") is referred to herein as the "Private Placement".

     In addition, the Company proposes to grant to you the option described in
Section 1(c) hereof to purchase or place all or any part of 1,465,000 additional shares of Common Stock (the "Option Shares" and, together with the Initial Shares, the "Shares") to cover additional allotments, if any.

     The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144A/Regulation S Shares and the Purchased Option Shares (as defined herein) purchased by you hereunder (such shares referred to collectively herein as "Resale Shares") in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Agreement has been executed and delivered.

     In connection with the offer and sale of the Shares, the Company has prepared a preliminary offering memorandum, subject to completion, dated October 18, 2005 (the "Preliminary Memorandum"), and a final offering memorandum, dated the date hereof and as it may be amended or supplemented from time to time (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning




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the Company, the Subsidiaries (as defined herein) and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares by FBR and by all dealers to whom Resale Shares may be sold and
(ii) the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

     It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Time (as defined herein) (the "Registration Rights Agreement"), for so long as such securities constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

     Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, a shelf registration statement on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of the Registrable Shares, and to use its best efforts to cause any such registration statement to be declared effective.

     The Company and FBR agree as follows:

     1. Sale and Purchase.
        -----------------

          (a) 144A/Regulation S Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $12.09 per share (the "144A/Regulation S Purchase Price").

          (b) Regulation D Shares. The Company agrees to issue and sell the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c), the Placed Option Shares, for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum as Annex III and Annex IV, as applicable (each a "Subscription Agreement"). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $13 per share (the "Regulation D Purchase Price"). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $0.91 per Private Placement Share sold at such time (the "Placement Fee").

          (c) Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate



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     of 1,465,000 Option Shares at the 144A/Regulation S Purchase Price per
     share (the "Purchased Option Shares"); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the "Placed Option Shares"). The option granted hereby will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in one or more installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations for the certificates of the Option Shares, (iii) the number of Option Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares. Any such time and date of delivery shall be determined by FBR, but shall not be later than five (5) full business days nor earlier than two (2) full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company.

     2. Payment and Delivery.

          (a) 144A/Regulation S Shares. The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the New York office of Akin Gump Strauss Hauer & Feld LLP (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the certificates for the 144A/Regulation S Shares to FBR in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the fourth (fifth, if pricing occurs after 4:30 p.m. New York City time) business day after the date hereof (unless another time, not later than ten (10) business days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time".

          (b) Regulation D Shares. At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee, if the Placement Fee is withheld as provided in the immediately following paragraph) against the Company's delivery of the certificates for the Regulation D Shares to FBR, as placement agent in respect of such shares for each such Accredited Investor. In addition, if within thirty (30) days after the Closing Time, FBR receives the applicable purchase price for any Regulation D Shares that were not issued at the Closing Time, FBR shall pay to the Company such aggregate applicable purchase price (net of any Placement Fee) by wire transfer of immediately available funds against the Company's delivery of the certificates for the applicable Regulation D Shares to FBR for each such Accredited Investor. Each such post-Closing Time payment and delivery shall occur at such time and




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     place to be mutually agreed upon by FBR and the Company. Each time at which such payment and delivery are actually made is hereinafter sometimes called a "Secondary Closing Time".

          At each of the Closing Time and any such Secondary Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares issued at such Closing Time or such Secondary Closing Time for which the Company shall have received the purchase price.

          (c) Option Shares. The closing of FBR's purchase or placement of the Option Shares shall occur from time to time at the New York office of Akin Gump Strauss Hauer & Feld LLP (unless another place shall be agreed upon by FBR and the Company). On the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company's delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Secondary Closing Time. The certificates for the Option Shares shall be delivered, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is also referred to herein as a "Secondary Closing Time".

     3. Offering of the Shares; Restrictions on Transfer.

          (a) FBR represents and warrants to and agrees with the Company that
     (i) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed purchaser's letter substantially in the form of Annex I to the Preliminary Memorandum or Final Memorandum, and (B) persons (each a "Regulation S Purchaser") to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed



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     purchaser's letter substantially in the form of Annex II to the Preliminary
     Memorandum or Final Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers").

          (b) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, it (together with its affiliates) has not solicited and will not solicit any offer to buy, and it (together with its affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Shares only to, Accredited Investors. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement in the form of Annex III or Annex IV, as applicable, to the Preliminary Memorandum or Final Memorandum.

          (c) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, (i) none of the Company or its affiliates or any person acting on behalf of it or its affiliates has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company, its affiliates, and any person acting on behalf of it or its affiliates (in each case, other than FBR as to which the Company makes no representation) have complied, and will comply, with the offering restrictions requirement of Regulation S.

          (d) FBR represents and warrants that it has not offered or sold, nor will it offer or sell, any Resale Shares in a jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries.

          (e) Each of FBR and the Company represents and warrants to the other that no action is being taken or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

          (f) FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.

          (g) FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Shares are registered



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     under the Securities Act or if an exemption from registration is available.
     FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares placed by FBR:

               (i) Sales only to Eligible Purchasers. Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser's letter substantially in the form of Annex I or II, as applicable, to the Preliminary Memorandum or Final Memorandum.

               (ii) No general solicitation. The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares.

               (iii) Restrictions on transfer. The Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

                    (A) to the Company or any subsidiary thereof,

                    (B) pursuant to a registration statement that has been
               declared effective under the Securities Act,

                    (C) for so long as the Shares are eligible for resale
               pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,

                    (D) pursuant to offers and sales to non-U.S. persons that
               occur outside the United States within the meaning of Regulation S, with the consent of the Company,

                    (E) to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes




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               and not with a view to, or for offer or sale in connection with, any distribution thereof, or

                    (F) pursuant to any other available exemption from the
               registration requirements of the Securities Act,

          in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.

          (h) FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company and the Company Group (as defined herein) herein contained.

     4. Representations and Warranties of the Company.
        ---------------------------------------------

     The Company, Quest Cherokee, LLC, Bluestem Pipeline, LLC and Quest Cherokee Oilfield Service, LLC (collectively, the "Company Group") hereby jointly and severally represent and warrant to FBR that, as of the date of this Agreement or such other date set forth in the specific representation or warranty, whichever is applicable:

          (a) the Preliminary Memorandum did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Memorandum will not, as of its date, at Closing Time and each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

          (b) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Final Memorandum and to execute and deliver this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby;

          (c) each member of the Company Group and each of STP Cherokee, Inc., Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service, Incorporated and J-W Gas Gathering, LLC (each, a "Subsidiary" and, collectively, the "Subsidiaries") is a corporation or limited liability company duly organized or formed, as applicable, and validly existing and in good




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     standing under the laws of its jurisdiction of incorporation or formation, as applicable, with requisite corporate or limited liability company power and authority, as applicable, to own, lease or operate its properties and to conduct its business as described in the Final Memorandum and to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, as applicable;

          (d) all issued and outstanding shares or membership interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders or members arising by operation of law, under the certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, or other organizational documents (collectively, the "Charter Documents"), as applicable, of such Subsidiary under any agreement to which such Subsidiary is a party or otherwise, and, as of the Closing Time, will be owned by the Company, directly or indirectly, as the case may be, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests, other than as disclosed in the Final Memorandum. The Company does not, and as of the Closing Time will not, own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries;

          (e) the Company had, at the date indicated, the duly authorized capitalization set forth in the Final Memorandum under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or by-laws of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Final Memorandum, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any Subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (f) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or as a result of actions taken by the Company, and the issuance, sale and delivery of the Shares by the Company are not subject to preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act;



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          (g) each of the Company and each Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect");

          (h) each of the Company and the Subsidiaries has Title (as defined below) to all of the producing gas and oil interests and rights reflected as owned by them in the Final Memorandum (whether through fee ownership, mineral estates or similar rights of ownership), with title investigations having been carried out by or on behalf of such person in accordance with reasonable practice in the gas industry in the areas in which the Company and the Subsidiaries operate, and good and marketable title to substantially all other real and personal property reflected as assets owned by them in the Final Memorandum, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has those ownership rights to all undeveloped oil and gas interests and rights reflected as owned by them in the Final Memorandum, subject to the matters set forth in the Final Memorandum under "Risk Factors--We may incur losses as a result of title deficiencies in the properties in which we invest" and have conducted limited title investigations with respect to such undeveloped properties; any real property or personal property held under lease by the Company or any of the Subsidiaries is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect, and neither the Company or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased premises under such lease, except for such claims as are disclosed in the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect; the gas and mineral leases, options to lease, drilling rights and concessions or other property interests held or leased by the Company or its Subsidiaries reflect in all material respects the right of the Company and its Subsidiaries to explore, develop or receive production from the undeveloped properties described in the Final Memorandum, and the care taken by the Company and its Subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce coalbed methane; "Title" as used in this Section 4(h), shall mean title that is free from reasonable doubt to the end that a prudent operator engaged in the business of the ownership, development and operation of producing coalbed methane gas properties or oil properties, as applicable, with knowledge of all of the facts and their legal bearing would be willing to accept and bear the risk of additional investment in such coalbed methane gas or oil property, respectively, in the areas in which the Company and the Subsidiaries operate;

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          (i) the Company and the Subsidiaries own or possess such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company and the Subsidiaries, taken as a whole, to conduct the Company's business as described in the Final Memorandum, and neither the Company nor any of the Subsidiaries has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any member of the Company Group knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

          (j) neither the Company nor any of the Subsidiaries has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (k) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended),
     (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment;

          (l) except with respect to FBR, neither the Company nor any Subsidiary has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby, except for any fees payable in connection with the new credit facilities;

          (m) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, agreement, instrument and other document described in or filed as an exhibit to the Company's Form 10-KSB for the transition period ended December 31, 2004, or in any subsequent filings with the Commission (each, a "Material Agreement"), except for such breaches or defaults which would not have a Material Adverse Effect;

          (n) the execution, delivery and performance of this Agreement by the Company and each other member of the Company Group, of the Agreement for Purchase and Sale of Units, by and between Cherokee Energy Partners LLC and certain of the Company's Subsidiaries (the "ArcLight Agreement"), and of the revolving loan agreement and the term loan agreements ------------------ provided by Guggenheim Corporate Funding, LLC (the "Credit Facilities") (collectively, the "Transaction Agreements") and of the Registration Rights Agreement by the Company, and ----------------- ---------------------- the issuance, sale and delivery of the Shares by the Company and the consummation by the Company and each other member of the Company Group of the transactions contemplated hereby and, in the case of the Company only, thereby, and compliance by the Company and each other member of the Company Group with the terms and provisions hereunder and, in the case of the Company only, thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any Material Agreement, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or, except for liens created under the Credit Facilities, result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries;

          (o) (i) each of this Agreement and the ArcLight Agreement has been duly authorized, executed and delivered by the Company and each other member of the Company Group, as applicable, and constitutes a legal, valid and binding agreement of the Company and such member of the Company Group, as applicable, enforceable in accordance with its terms, (ii) the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, and (iii) at the Closing Time, the Credit Facilities will have been duly authorized, executed and delivered by the Company and each other member of the Company Group, as applicable, and will constitute a legal, valid and binding agreement of the Company and such member of the Company Group, as applicable, enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (p) the descriptions of the Shares, the Transaction Agreements and the Registration Rights Agreement contained in the Final Memorandum constitute a fair, accurate and complete summary of the material terms and provisions thereof; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements (including any requirement under Nevada law) and with any applicable requirements of the Charter Documents of the Company;

          (q) assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement, the accuracy of the representations and warranties of the purchasers of the Resale Shares set forth in their respective subscription agreements or purchaser's letters, and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and each other member of the Company Group of this Agreement or, in the case of the Company only, the Registration Rights Agreement, or the consummation by the Company and each other member of the Company Group of the transactions contemplated hereby and, in the case of the Company, thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities;

          (r) each of the Company and each Subsidiary has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, required in order to conduct its respective business as described in the Final Memorandum, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or such Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect;

          (s) the Final Memorandum contains accurate summaries in all material respects of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

          (t) other than as set forth in the Final Memorandum, and except as to such matters as would not reasonably be expected to have a Material Adverse Effect, there are no actions, suits or proceedings pending or, to the knowledge of the Company or any

     Subsidiary, threatened, nor to the knowledge of the Company are any inquiries or investigations pending or threatened, against the Company or such Subsidiary, or any of their respective properties, directors or officers (in their capacity as an officer or director) at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; the Company has not received notice of any order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

          (u) no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (v) subsequent to the date of the Final Memorandum, and except as may be otherwise stated in the Final Memorandum, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, contemplated, other than as discussed with FBR, or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, which is material to the Company or such Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) other than with respect to the reorganization of the Company as described in the Final Memorandum, any change of the capital stock or indebtedness of the Company and the Subsidiaries;

          (w) neither the Company nor any of the Subsidiaries is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" or is an entity "controlled" by an "investment company", or will be, assuming that the sale of the Shares does not result in any individual investment company to hold over 25% of the stock outstanding after the offering, an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

          (x) as of the Closing Time, there will be no persons with registration or other similar rights to have any securities registered by the Company or any of the Subsidiaries under the Securities Act other than pursuant to the Registration Rights Agreement;

          (y) the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (z) INTENTIONALLY OMITTED

          (aa) in connection with the offering of the Shares, neither the Company, any of the Subsidiaries, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder,
     (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum or Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

          (bb) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (cc) none of the Company, any Subsidiary or any of their respective directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;


          (dd) each of the Company and the Subsidiaries carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Final Memorandum and as is customary for companies engaged in the gas exploration and production industries, all of which insurance is in full force and effect;

          (ee) the financial statements, including the notes thereto, included in the Final Memorandum fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the respective dates thereof, and the results of their operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;


          (ff) Murrell, Hall, McIntosh & Co., PLLP, who have certified certain financial statements included in the Final Memorandum, whose report with respect to such financial statements included in the Final Memorandum is included in the Final

     Memorandum and who have delivered the comfort letter referred to in Section 6(b) hereof, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act or the Securities Act Regulations.

          (gg) as of the Closing Time, except as disclosed in the Final Memorandum and to the extent permitted by applicable law, no Subsidiary is currently prohibited, directly or indirectly, from (i) paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary's issued and outstanding capital stock, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any of the property or assets of such Subsidiary to the Company;

          (hh) neither the Company, nor any Subsidiary, nor to the Company's knowledge, any employee or agent of the Company or its Subsidiaries, has made any payment of funds of the Company or a Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

          (ii) any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and each other member of the Company Group to FBR as to the matters covered thereby;

          (jj) except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency assessment with respect to a proposed adjustment of the Company's federal, state, local or foreign taxes is pending or, to the best of the Company's knowledge, threatened; (iii) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company;

          (kk) except as described in the Final Memorandum and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, or any of the Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws;

          (ll) the information underlying the estimates of the Company's proved reserves that was supplied to Cawley, Gillespie & Associates, Inc. (the "Reservoir Engineer") for the purposes of preparing the reserve reports and estimates of the proved reserves of the Company disclosed in the Final Memorandum, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Final Memorandum, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the aggregate net reserves, or the present value of the future net cash flows therefrom as described in the Final Memorandum and as reflected in the reserve report the Reservoir Engineer prepared; the estimates of such reserves and present value as described in the Final Memorandum and reflected in the reserve report referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to proved reserves; and

          (mm) the Reservoir Engineer is an independent petroleum engineer with respect to the Company.

     5. Certain Covenants of the Company. The Company hereby agrees with FBR (and each other member of the Company Group agrees to take all actions within their power to cause the Company):

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

          (b) to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

          (c) to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of FBR) be required to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

          (d) to furnish to FBR for a period of two years from the Closing Time
     (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) if requested in writing by FBR, a copy of all reports filed by the Company with the Commission, provided that any document filed electronically with the Commission shall satisfy the above delivery requirements with respect to such document, and (iii) such other information as FBR may reasonably request regarding the Company or the Subsidiaries, provided that FBR agrees to keep any non-public information delivered to it confidential;

          (e) not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

          (f) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule l44A(d)(4) under the Securities Act, and any such Rule l44A Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum, including the repayment of indebtedness owed to ArcLight Energy Partners Fund I, L.P. contemporaneously with or immediately following the Closing Time;

          (h) that neither the Company, nor any of the Subsidiaries, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum or Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), any of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;

          (i) that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, provided that FBR may engage in stabilizing transactions as contemplated in "Plan of Distribution" in the Final Memorandum;

          (j) that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

          (k) to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Memorandum and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment),
     (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment) (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) all fees and disbursements of counsel and accountants for the Company, (vi) the fees and expenses of any transfer agent or registrar for the Common Stock,

     (vii) costs of background investigations, (viii) the costs and expenses of FBR (up to $30,000) and the Company incurred in connection with the marketing of the Shares, including all "out of pocket" expenses, roadshow costs (regardless of the form in which the roadshow is conducted) and expenses, and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, and (ix) performance of the Company's other obligations hereunder;

          (l) INTENTIONALLY OMITTED

          (m) in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S;

          (n) to furnish to FBR, during the period referred to in clause (i) of paragraph 5(c) above, not fewer than two (2) business days before filing with the Commission, a copy of the most current draft at such time of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, provided that with respect to any proposed filing of a Current Report on Form 8-K, the Company shall use its commercially reasonable efforts to furnish a copy to FBR as early as reasonably practicable;

          (o) to refrain during the period commencing on the date of this Agreement and ending on the date that is 210 days after the Closing Time, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause
     (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (iii) any Shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Final Memorandum, or (iv) issuances of options or grants of restricted stock under the Company's 2005 Omnibus Stock Award Plan and the filing of a registration statement Form S-8 under the Securities Act with respect to such options or grants of restricted stock;

          (p) if the Resale Shares are not delivered by the Company to FBR for any reason other than the termination of this Agreement pursuant to clauses
     (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

          (q) that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (r) that the Company will conduct its affairs and the affairs of the Subsidiaries in such a manner so as to ensure that neither the Company nor any of the Subsidiaries will be an "investment company" or agree to become an entity "controlled" by an investment company within the meaning of the Investment Company Act; and

          (s) that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company's board of directors to approve any changes to the corporate governance policies and procedures that may be required by law prior to filing any registration statement with the Commission.

     6. Conditions of FBR's Obligations. The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and each other member of the Company Group on the date hereof, at the Closing Time and each Secondary Closing Time (which representations and warranties (a) if qualified by materiality, shall be true and correct and (b) if not qualified by materiality, shall be true and correct in all material respects), (ii) the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance in all material respects by the Company and each other member of the Company Group of all of their respective covenants and other obligations hereunder and (iv) the following other conditions:

          (a) The Company shall furnish to FBR at the Closing Time an opinion of each of Stinson Morrison Hecker LLP and Schreck Brignone, counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR, covering the matters set forth on Exhibits B-1 and B-2, respectively, hereto. Each such opinion shall indicate that it is being rendered to FBR at the request of the Company.

          (b) FBR shall have received from Murrell, Hall, McIntosh & Co., PLLP a "comfort" letter or letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR, in substantially the form attached as Exhibit C hereto.

          (c) FBR shall have received at the Closing Time a favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

          (d) FBR shall have received from the Reservoir Engineer letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR.

          (e) Prior to the Closing Time or any Secondary Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (f) Between the time of execution of this Agreement and the Closing Time or any Secondary Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known,
     (ii) no transaction which is material to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary that has not been fully and accurately disclosed in the Final Memorandum, or any amendment or supplement thereto; and (iii) no order or decree preventing the use of the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

          (g) The Company shall have delivered to FBR a certificate, executed by the secretary of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company's board of directors in form and substance reasonably acceptable to FBR, (ii) the Company's Articles of Incorporation, as amended and (iii) the Company's bylaws, each as in effect at the Closing Time.

          (h) The Company shall have delivered to FBR a certificate of the Company executed by its chief executive officer and chief financial officer to the effect that the representations and warranties of the Company and each other member of the Company Group set forth in this Agreement (i) if qualified by materiality, shall be true and correct and (ii) if not qualified by materiality, shall be true and correct in all material respects, as of the date hereof and as of Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (e) and (f) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and each of the Company and each other member of the Company Group shall have complied in all material respects with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

          (i) On or before the Closing Time, FBR shall have received (i) the Registration Rights Agreement executed by the Company, and (ii) the Third Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, executed by certain of the Company's Subsidiaries, and each such agreement shall be in full force and effect.


          (j) At the time of execution and delivery of this Agreement, FBR shall have received from each of the officers and directors of the Company a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as Exhibit G.

          (k) FBR shall have a received a duly executed copy of each of the Transaction Agreements.

          (l) At each Secondary Closing Time, FBR shall have received:

               (i) a certificate, dated as of each Secondary Closing Time, of the Company, substantially to the same effect as the certificate delivered at Closing Time pursuant to subsection (h), of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

               (ii) the opinions of Stinson Morrison Hecker LLP and Schreck Brignone in form and substance satisfactory to FBR, dated as of each Secondary Closing Time relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.

               (iii) a "comfort" letter from Murrell, Hall, McIntosh & Co., PLLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (b) of this
          Section 6, except that the "specified date" in the letter furnished pursuant to this subsection (l)(iii) shall be a date not more than five days prior to such Secondary Closing Time.

               In the event that any "comfort" letter referred to in subsection
          (b) of this Section 6 or this subsection (l)(iii) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Final Memorandum with respect to any "comfort" letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

               (iv) the opinion of Akin Gump Strauss Hauer & Feld LLP, dated as of each Secondary Closing Time, relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise to the same effect as the opinion required by subsection (c) of this Section 6.

          (m) The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto, and any additional matters as FBR may reasonably request, as of the Closing Time or any Secondary Closing Time, or as FBR may reasonably request.

          (n) Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

     7. Termination. The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Secondary Closing Time, if (i) any of the conditions specified in
Section 6 (other than Section 6(c)) shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.

     If FBR elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter, fax or telegram.

     If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof) and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

     8. Indemnity.

          (a) Each of the Company and each other member of the Company Group, jointly and severally, agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company herein, (ii) any breach by the Company of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Preliminary Memorandum or Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof) or as a result of FBR's failure to send or give a copy of the Final Memorandum to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in such Final Memorandum, unless such failure to deliver such Final Memorandum was a result of noncompliance by the Company with its obligations to furnish sufficient copies of the Final Memorandum in accordance with this Agreement.

          (b) FBR agrees to indemnify, defend and hold harmless the Company and its directors, officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum or Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the following: the penultimate paragraph on the cover page, and, under the section heading `Plan of Distribution" in the Final Memorandum, the second sentence of the first paragraph in the Final Memorandum, the second paragraph and the eighth paragraph.

          (c) If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

          (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this
     Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each other member of the Company Group, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company and each other member of the Company Group, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and each other member of the Company Group, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by FBR. The relative fault of the Company and each other member of the Company Group, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were initially offered (either in the Exempt Resales or to subscribers in the Private Placement) exceeds the amount of any damages which FBR has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution agreements contained in this
     Section 8 and the covenants, warranties and representations of the Company and each other member of the Company Group contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company and each other member of the Company Group or their respective directors and officers or any person who controls the Company or each other member of the Company Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each of the parties to this Agreement agree promptly to notify the other parties of the commencement of any litigation or proceeding against it and, in the case of the Company or each other member of the Company Group, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Final Memorandum.

     9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

          (a) if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to: Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Attention: Mark Zvonkovic (facsimile: 212-872-1002); and

          (b) if to the Company or any other member of the Company Group, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 9520 North May Avenue, Suite 300, Oklahoma City, OK 73120,
     Attention: Jerry D. Cash

     (facsimile: 405-840-9897); with a copy to: Stinson Morrison Hecker LLP, 1201 Walnut, Kansas City, Missouri 64106, Attention: Patrick J. Respeliers (facsimile: 888-215-6170).

     10. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR, the Company and each other member of the Company Group, and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

     12. Counterparts. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

                            [SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth the understanding among the Company, each other member of the Company Group and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company, each other member of the Company Group and FBR.

                                Very truly yours,

                                QUEST RESOURCE CORPORATION



                                By: /s/ Jerry Cash
                                    --------------------------------------------
                                    Name:  Jerry Cash
                                    Title: Chairman and CEO

                                QUEST CHEROKEE, LLC



                                By: /s/ Jerry Cash
                                    --------------------------------------------
                                    Name:  Jerry Cash
                                    Title: CEO

                                BLUESTEM PIPELINE, LLC

                                By Quest Cherokee, LLC, its sole member



                                By: /s/ Jerry Cash
                                    --------------------------------------------
                                    Name:  Jerry Cash
                                    Title: CEO

                                QUEST CHEROKEE OILFIELD SERVICE, LLC

                                By Quest Cherokee, LLC, its sole member



                                By: /s/ Jerry Cash
                                    --------------------------------------------
                                    Name:  Jerry Cash
                                    Title: CEO


                [SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]
                                       28

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By: /s/ James R. Kleeblatt
   -----------------------------------
   Name:  James R. Kleeblatt
   Title: Senior Managing Director









                [SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B-1

               SUBSTANCE OF OPINION OF STINSON MORRISON HECKER LLP

1. The execution, delivery and performance by each of Quest Cherokee, LLC, Bluestem Pipeline, LLC and Quest Cherokee Oilfield Service, LLC (the "Quest Cherokee Group") of each of the Purchase/Placement Agreement and the Transaction Agreements, as applicable, have each been duly authorized by all necessary limited liability company action of each member of the Quest Cherokee Group, as applicable;

2. Each of the Purchase/Placement Agreement and the Transaction Agreements has been duly executed and delivered on behalf of each member of the Quest Cherokee Group, as applicable;

3. To our knowledge, after due inquiry, neither the Company nor any Subsidiary has issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Final Memorandum;

4. The issuance, sale and delivery of the Shares by the Company is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders under any contract, agreement, instrument and other document filed as an exhibit to the Company's Form 10-KSB for the transition period ended December 31, 2004 or in any subsequent filings with the Commission (each, a "Material Agreement");

5. The statements in the Final Memorandum under the captions "Risk Factors--Risks Relating to the Offering and Our Common Stock - There might be significant restrictions on your ability to resell shares of our common stock and any attempt to circumvent such restrictions through a registration statement could prove ineffective", and "Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock" to the extent that such statements constitute summaries of law or legal conclusions, have been reviewed by us, and fairly, accurately and completely summarize such laws or legal conclusions in all material respects. The description of the Registration Rights Agreement in the Final Memorandum constitutes a fair, accurate and complete summary of the material terms thereof;

6. To our knowledge, after due inquiry, the Company has no subsidiaries other than Quest Cherokee, LLC, Bluestem Pipeline, LLC, Quest Cherokee Oil Field Service, LLC, STP Cherokee, Inc., Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service, Incorporated and J-W Gas Gathering, L.L.C. (each a "Subsidiary" and, collectively, the "Subsidiaries"); each Subsidiary is validly existing as a corporation or limited liability company, as applicable, and in good standing as of the date of the applicable certificate specified in a schedule to the opinion, under the laws of its jurisdiction of organization, with all necessary corporate or limited liability company power and authority to own, lease or operate its current property and to conduct its business as described in the Offering Memorandum, and to execute, deliver and perform the Purchase/Placement Agreement, as applicable;


                                      B-1

7. Each of the Company and each Subsidiary is duly qualified, and is in good standing, as a foreign corporation or limited liability company, as applicable, as of the dates of the applicable certificates specified on a schedule to the opinion, in each jurisdiction in which it conducts its business or in which it owns or leases property or maintains an office and in which such qualification is necessary and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a Material Adverse Effect;

8. All issued and outstanding membership interests of each of Quest Cherokee, LLC, Quest Cherokee Oilfield Service, LLC and Bluestem Pipeline, LLC have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders or members arising under the Delaware Limited Liability Company Act, under the certificate of formation or limited liability company agreement of such Subsidiary, or under any Material Agreement, and (a) in the case of Quest Cherokee, LLC, based solely on our review of the membership interest transfer records of Quest Cherokee, LLC, are owned of record by Subsidiaries of the Company and (b) in the case of Quest Cherokee Oilfield Service, LLC and Bluestem Pipeline, LLC, based solely on our review of the membership interest transfer records of such entities, are owned of record by Quest Cherokee, LLC, in each case, to our knowledge, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests, other than those in favor of the lenders under the Credit Facilities;

9. All issued and outstanding shares of capital stock of Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc. and Producers Service, Incorporated have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders or members arising under Kansas law, under the articles of incorporation or by-laws of such Subsidiary or under any Material Agreement, and, based solely on our review of the stock transfer records of such Subsidiaries, are owned of record by the Company (or in the case of Producers Service, Incorporated, by Ponderosa Gas Pipeline Company, Inc.), to our knowledge, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests, other than those in favor of the lenders under the Credit Facilities;

10. All issued and outstanding shares of capital stock STP Cherokee, Inc. have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders or members arising under the Oklahoma General Corporation Act, under the articles of incorporation or by-laws of such Subsidiary or under any Material Agreement, and, based solely on our review of the stock transfer records of such Subsidiary, are owned of record by the Company, to our knowledge, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests, other than those in favor of the lenders under the Credit Facilities;

11. All issued and outstanding membership interests of J-W Gas Gathering, L.L.C. have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders or members arising under Kansas law, under the articles of formation or limited liability company agreement of such Subsidiary or under any Material Agreement, and, based solely on our review of the membership interest transfer records of such Subsidiary, are owned of record by Producers Service, Incorporated, to our knowledge, free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests, other than those in favor of the lenders under the Credit Facilities;

12. The execution, delivery and performance of the Purchase/Placement Agreement and of the Transaction Agreements by the Company and each member of the Quest Cherokee Group, as applicable, and of the Registration Rights Agreement by the Company, and the issuance, sale and delivery of the Shares by the Company and the consummation by the Company and each member of the Quest Cherokee Group of the transactions contemplated hereby and, in the case of the Company only, thereby, and compliance by the Company and each member of the Quest Cherokee Group with the terms and provisions hereunder and, in the case of the Company only, thereunder do not conflict with, or breach or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of any member of the Quest Cherokee Group, (ii) any Material Agreement, (iii) under any federal or State of Kansas law, regulation or rule or the Delaware Limited Liability Company Act, or (iv) to our knowledge, any federal or state decree, judgment or order applicable to the Company or any member of the Quest Cherokee Group, except in the case of clauses (ii), (iii) or (iv) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon the properties and assets of the Company and the Subsidiaries taken as a whole;

13. Assuming (i) the accuracy of the representations and warranties of the Company and each other member of the Company Group and FBR set forth in the Purchase/Placement Agreement, (ii) the accuracy of the representations and warranties of the purchasers of the Resale Shares set forth in their respective subscription agreements or purchaser's letters and (iii) that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, the sale of the Resale Shares to FBR as contemplated under the Purchase/Placement Agreement and the Exempt Resales are exempt from the registration requirements of the Securities Act;

14. Assuming (i) the accuracy of the representations and warranties of the Company and each other member of the Company Group and FBR set forth in the Purchase/Placement Agreement, (ii) the accuracy of the representations and warranties of the purchasers of the Resale Shares set forth in their respective subscription agreements or purchaser's letters and (iii) that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal or State of Kansas governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and each other member of the Company Group of the Purchase/Placement Agreement or, in the case of the Company only, the Registration Rights Agreement, or the consummation by the Company and each other member of the Company Group of the transactions contemplated hereby and, in the case of the Company, thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Resale Shares are being offered by FBR (as to which we express no opinion), (C) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission (as to which we express no opinion), and (D) the filing of a Form D with the Commission and with the applicable state regulatory authorities (as to which we express no opinion);

15. Neither the Company nor any of the Subsidiaries is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" or is, immediately prior to the sale of the Shares, an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

16. There are no persons with registration or other similar rights under any Material Agreement to have any securities registered by the Company or any of the Subsidiaries under the Securities Act other than pursuant to the Registration Rights Agreement; the issuance, sale and delivery of the Shares by the Company is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under any Material Agreement; the Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

17. Except as disclosed in the Final Memorandum, no Subsidiary is currently prohibited under any Material Agreement, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the property or assets of such Subsidiary to the Company; and

18. To our knowledge, there are no actions, suits or proceedings pending or overtly threatened in writing against the Company, any of the Subsidiaries or any of their respective executive officers and directors (in their capacity as such) or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal or state government or regulatory commission, board, body, authority, arbitral panel or agency, which in our judgment is reasonably likely to result in a Material Adverse Effect, except as described in the Final Memorandum.


                         ------------------------------

     Because the primary purpose of our engagement was not to establish or confirm financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Final Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as expressly set forth above) and we have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and other financial, accounting or reserve data included in the Final Memorandum and we have not examined the accounting, financial, geological or other records from which such financial statements and other financial, accounting or reserve data contained therein were derived. Furthermore, we are not experts with respect to any portion of the Final Memorandum, including, without limitation, such financial statements and other financial, accounting or reserve data.

     In connection with our representation of the Company in connection with the offering of the Shares and during the course of the preparation of the Offering Memorandum, we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company, and representatives of FBR, including counsel for FBR, at which the contents of the Final Memorandum and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and representatives of FBR, no facts have come to our attention to cause us to believe that the Final Memorandum, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case that we express no view as to the financial statements and related data and other financial, accounting, statistical or reserve data or exhibits included in or omitted from the Final Memorandum).

     Such opinion may state that the opinions set forth therein are expressly limited to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Kansas that, in our experience, are customarily applicable to transactions of the type contemplated by the Purchase/Placement Agreement, the Delaware Limited Liability Company Act and the Oklahoma General Corporation Act and that such firm does not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Kansas.

                                  EXHIBIT B-2

                             FORM OF NEVADA OPINION

     1. Quest Resource Corporation (the "Company") is validly existing as a corporation and in good standing under the laws of the State of Nevada, with corporate power and authority to own, lease or operate its current property and to conduct its business as described in the Final Memorandum, and to execute, deliver and perform the Purchase/Placement Agreement, the Registration Rights Agreement and the Transaction Agreements to which it is a party;

     2. The execution, delivery and performance by the Company of each of the Purchase/Placement Agreement, the Registration Rights Agreement and the Transaction Agreements to which it is a party have each been duly authorized by all necessary corporate action of the Company;

     3. Each of the Purchase/Placement Agreement, the Registration Rights Agreement and the Transaction Agreements to which the Company is a party has been duly executed and delivered on behalf of the Company;

     4. The authorized capital stock of the Company, as of November 7, 2005, was as set forth under the caption "Capitalization" in the Final Memorandum;

     5. The issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the provisions of the Purchase/Placement Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim under or by virtue of the NRS1 or the Governing Documents2, or, to our knowledge (without investigation or inquiry) under or created by any agreement to which the Company is a party, except for pledges, liens, encumbrances, security interests and claims created by the Credit Facilities; the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of the NRS or under the Governing Documents; the form of certificate evidencing the Shares complies in all material respects with the requirements of the NRS;

     6. The statements in the Final Memorandum under the captions "Risk Factors--Risks Relating to the Offering and Our Common Stock - The percentage ownership evidenced


--------------------
1 "NRS" means the Nevada Revised Statutes as in effect on the date hereof.  [NRS
  Chapter 78 contains Nevada's statutes governing corporations.]

2 "Governing Documents" means the Articles of Incorporation and Bylaws of the Company, each as amended to date.

by the common stock is subject to dilution," (except the statement that after the offering, the Company "will not be prohibited from issuing additional shares of such common stock"), and "- Provisions in Nevada law could delay or prevent a change in control, even if that change would be beneficial to our stockholders," and "Description of Capital Stock - Anti-Takeover Provisions," to the extent that such statements constitute summaries of matters of Nevada law or Nevada legal conclusions concerning the Company, have been reviewed by us and fairly and accurately summarize the information called for in all material respects. Other than with respect to the number of shares of capital stock of the Company that are issued and outstanding, the description of the rights and preferences of the capital stock of the Company conform as to legal matters in all material respects to the description thereof set forth in the Final Memorandum;

     7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase/Placement Agreement, the Registration Rights Agreement and the Transaction Agreements to which it is a party, the issuance, sale and delivery of the Shares by the Company, the consummation by the Company of the transactions contemplated thereby, and the compliance by the Company with the terms and provisions thereunder, do not breach or constitute a default under, (i) any provision of the Governing Documents, (ii) any Applicable Nevada Law3 or (iii) any Applicable Nevada Order4;

     8. Assuming the accuracy of the representations and warranties of the parties to the Purchase/Placement Agreement, no approval, authorization, consent or order of or filing with any Nevada Governmental Authority is required under Applicable Nevada Law in connection with the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase/Placement Agreement or the Registration Rights Agreement, or the consummation by the Company of the transactions contemplated thereby, including the issuance, sale and delivery of the Shares, other than such as have been obtained or made, or will have been obtained or made at the Closing Time.

Such opinion may state that local Nevada counsel, Schreck Brignone, is qualified to practice law in the State of Nevada and that the opinions set forth therein are expressly limited to the effect on the subject transaction only of the internal laws of the State of Nevada and that such firm does not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Nevada. The opinion


--------------------

3 "Applicable Nevada Law" means the statutes, rules and regulations of the State of Nevada that, in our experience, are customarily applicable both to transactions of the type contemplated by the Purchase/Placement Agreement, the Registration Rights Agreement and the Credit Facilities and to general business entities that are not engaged in regulated business activities. activities.

4 "Applicable Nevada Order" means any decree, judgment, permit or order issued by any Nevada Governmental Authority under Applicable Nevada Law and known to us to be applicable to the Company. "Nevada Governmental Authority" means any governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies.

may also state that Schreck Brignone expresses no opinion therein concerning, and assumes no responsibility as to laws or judicial decisions related to, or any orders, consents, authorizations, approvals or filings as may be required by, any federal law, including any federal securities law or regulation, or any state securities or "Blue Sky" laws or regulations.

                                    EXHIBIT C

                            FORM OF "COMFORT" LETTER

                                    EXHIBIT D

                            FORM OF LOCK-UP AGREEMENT


                               November [_], 2005


Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia  22209

Ladies and Gentlemen:

     The undersigned understands and agrees as follows:

     1. Friedman, Billings, Ramsey & Co., Inc. ("FBR") proposes to enter into a Purchase/Placement Agreement (the "Agreement") with Quest Resource Corporation, a Nevada corporation (the "Company"), providing for (a) the initial purchase by FBR of shares of the Company's common stock, $0.001 par value per share, and the resale of such shares by FBR to certain eligible purchasers, (b) the direct sale by the Company of shares of its common stock to certain accredited investors, and (c) an option for FBR to purchase or place additional shares of the Company's common stock either for resale by FBR to certain eligible purchasers or for direct sale by the Company to certain accredited investors (all of such shares of the Company's common stock are collectively referred to as the "Shares" and the transactions referred to in (a), (b) and (c) above are collectively referred to as the "Offering"), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     2. In connection with the Offering and pursuant to the terms of a Registration Rights Agreement to be entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Shares under the Securities Act.

     3. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), he, she or it will refrain during the period commencing on the date of the Agreement and ending on the date that is 210 days after the Closing Time (as defined in the Agreement) from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise.

     Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company's charter, the undersigned may transfer any securities of the Company (including, without limitation, common stock) as follows: (i) pursuant to the exercise and issuance of options; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to shareholders, partners or members of the undersigned, provided that such shareholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans or the Company's bylaws; (vi) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein or
(vii) with respect to sales of securities acquired after the Closing Time in the open market; in addition, during the period, if any, between the 181st day after the Closing Time and the day immediately prior to the effective date of the Company's shelf registration statement that provides for the resale of the Shares under the Securities Act, subject to applicable securities laws and the restrictions contained in the Company's charter, the undersigned (but not any donee, trustee, shareholder, partner or member, lender, executor or heir of the undersigned pursuant to clauses (i), (ii), (iii), (v) and (vii) above) may transfer up to that number of securities of the Company (including, without limitation, common stock) equal to one percent (1%) of the total number of shares of common stock of the Company outstanding as of the Closing Time. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase common stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company.

     4. The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

     5. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

     6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

                                Very truly yours,


                                -----------------------------------
                                Name:
                                Title:


                                -----------------------------------

                                -----------------------------------

                                (Address)